SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2003

PROVIDENT BANKSHARES CORPORATION

(Exact name of registrant as specified in charter)

Maryland	0-16421	52-1518642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 East Lexington Street, Baltimore, Maryland 21202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (410) 277-7000

Not Applicable

(Former name or former address, if changed since last report)

Items 1, 2, 3, 4, 5, 6, 8, 10, 11 and 12.             Not Applicable.

Item 7.	Financial Statements and Exhibits

	Exhibit 99.1	Presentation Materials

Item 9.	Regulation FD Disclosure

                Beginning September 4, 2003, Provident Bankshares Corporation, the holding company for Provident Bank, will make available and distribute to analysts and prospective investors a slide presentation.  The presentation materials summarize certain information regarding the Corporation’s operating strategies, financial results and results of operations.  The presentation materials will also be posted to the Corporation’s website on September 4, 2003.  Pursuant to Regulation FD, the presentation materials are attached hereto as Exhibit 99.1.

SIGNATURES

                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Provident Bankshares Corporation

/s/ Gary N. Geisel
Gary N. Geisel
Chairman of the Board and Chief Executive Officer

Date:       September 4, 2003

Exhibit Index

Exhibit No.	Description

99.1	Presentation Materials